Exhibit 31.4

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13A-14A/15(D)-14(A)

I, Elizabeth T. Beale, the Chief Financial Officer of the registrant, certify that:

1.	I have reviewed this Amendment No. 1 to the Form 10-K of CNB Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2011

/s/ Elizabeth T. Beale
Chief Financial Officer